As filed with the Securities and Exchange Commission on October 12, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE CLOROX COMPANY
(Exact name of each registrant as specified in its charter)

Delaware	31-0595760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1211 Broadway
Oakland, California 94612-1888
(510) 271-7000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Laura Stein
Senior Vice President – General Counsel and Secretary
The Clorox Company
1211 Broadway
Oakland, California 94612-1888
(510) 271-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copy to:
Linda L. Griggs, Esq.
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 739-3000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of		Proposed maximum	Proposed maximum
securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share (2)	price	registration fee (3)
Common Stock	35,230	$45.87	$1,616,000	$173

(1)	Represents shares of common stock issuable upon exercise of certain outstanding options that were granted under The Clorox Company’s 1996 Stock Incentive Plan, as amended and restated (the “1996 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 1996 Plan.

(2)	The offering price per share, determined in accordance with Rule 457(h), is equal to the exercise price at which the Options may be exercised.

(3)	The registration fee is calculated in accordance with Rule 457(h).

PROSPECTUS
The Clorox Company
COMMON STOCK
     This prospectus relates to 35,230 shares of common stock of The Clorox Company (the “Company” or “Clorox”) issuable upon exercise of options that were granted under the Company’s 1996 Stock Incentive Plan, as amended and restated, which options were amended pursuant to the Company’s Offer to Amend the Portion of Certain Outstanding Options Which Had a Grant Date of September 17, 2003 That Were Unvested As Of December 31, 2004 (the “Offer”) dated September 8, 2006 and are held by persons who retired from or whose employment terminated with the Company on or before October 6, 2006 (the “Options”). The Options are exercisable for the Company’s common stock at the exercise price of $45.87 per share.
     The Company’s common stock is traded on the New York Stock Exchange under the symbol “CLX.”
You should carefully consider the risk factors beginning on page 3 of this prospectus before you exercise any of your options.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 12, 2006

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ABOUT THIS PROSPECTUS
     This prospectus relates to the exercise of options that (i) were granted under the Company’s 1996 Stock Incentive Plan, as amended and restated (the “1996 Plan”), and have a grant date of September 17, 2003, (ii) were amended in the Company’s Offer to Amend the Portion of Certain Outstanding Options Which Had a Grant Date of September 17, 2003 That Were Unvested As Of December 31, 2004 (the “Offer”), which expired on October 6, 2006, and (iii) are held by persons who retired from or whose employment terminated with the Company on or before October 6, 2006 (the “Options”). This prospectus provides you with a general description of the Company and the 1996 Plan as it relates to the Options. We will file prospectus supplements that may add to, update or change information in this prospectus, which is accurate as of its date. In addition, you should review the documents we have incorporated by reference.
     You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus or any prospectus supplement.
PROSPECTUS SUMMARY
     On October 6, 2006, the Company’s Offer expired. The eligible options that were properly tendered and accepted in the Offer were amended on October 9, 2006. Some of the eligible options that were amended in the Offer are held by former employees of the Company (collectively, the “Optionees” or, individually, “you” or an “Optionee”). The Company cannot issue the shares registered on Form S-8 for the Optionees in connection with their exercise of their Options. Accordingly, the Company has filed a registration statement on Form S-3, of which this prospectus is a part, in order to register the shares of common stock for issuance to the Optionees upon their exercise of their Options.
     The Clorox Company was originally founded in Oakland, California in 1913 as the Electro-Alkaline Company. It was reincorporated as Clorox Chemical Corporation in 1922, as Clorox Chemical Co. in 1928 and as The Clorox Company (an Ohio corporation) in 1957, when the business was acquired by The Procter & Gamble Company (“P&G”). The Company was fully divested by P&G in 1969 and, as an independent company, was reincorporated in 1973 in California as The Clorox Company. In 1986, the Company was reincorporated in Delaware.
     The Clorox Company is a leading manufacturer and marketer of consumer products with fiscal year 2006 revenues of $4.64 billion. Clorox markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Armor All® and STP® auto-care products, Fresh Step® and Scoop Away® cat litters, Kingsford® charcoal briquets, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration systems, and Glad® bags, wraps and containers. In addition, the Company has a number of leading brands in international markets, including those sold under the Poett®, Mistolin® and Ayudin® brand names. For further information about the Company, see “Documents Incorporated by Reference.”
     Our common stock is listed on the New York Stock Exchange under the symbol “CLX.”
     Our executive offices are located at 1211 Broadway Oakland, California 94612-1888. Our telephone number is (510) 271-7000 and our website address is www.clorox.com. The reference to our website address is intended as an inactive textual reference only.
USE OF PROCEEDS
     If all of the Options are exercised, the Company will receive proceeds in the amount of $1,616,000. The Company will use these proceeds for general corporate purposes.
PLAN OF DISTRIBUTION
     The Options have already been offered and granted in accordance with the 1996 Plan and amended in accordance with the Offer. Optionees may exercise their Options pursuant to their terms and conditions.

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SUMMARY OF THE TERMS OF THE 1996 PLAN RELATING TO THE OPTIONS
     The exercise of the Options is covered by your award agreement, as amended in the Offer, relating to the Options and the 1996 Plan as it relates to the exercise of the Options. The termination of the 1996 Plan on November 16, 2005, as a result of the approval by the stockholders of the Company of the Company’s 2005 Stock Incentive Plan, had no impact on the Options. For more information about the 1996 Plan, see the full plan document, which is filed as exhibit 10.1 to the registration statement on Form S-3 of which this prospectus is a part.
     Each Option has an exercise price per share of $45.87. Your award agreement specifies the means of payment for shares that you acquire upon your exercise of an Option. Payment generally may be made in cash or shares or by any other method permitted under your award agreement, or by a combination thereof.
     Your award agreement specifies the time period in which your Options will expire following the date your employment with the Company was terminated. Each Optionee, however, has a limited period of time in which to exercise his or her Options. In general, that limited period expires three (3) months following the Optionee’s cessation of service, unless such cessation of service occurs by reason of the Optionee’s death or permanent disability. In that event, the limited exercise period will expire twelve (12) months after such cessation of service. In addition, in the event the Optionee’s cessation of service occurs for reasons other than death or disability, and the Optionee is (i) age 55 or older with at least 10 years of vesting service or (ii) has at least 20 years of vesting service, the limited exercise period will expire five (5) years after such cessation of service. In no event, however, may any Option be exercised after the expiration of the ten (10)-year or shorter maximum term in effect for that option.
     No Optionee has any shareholder rights with respect to the common stock underlying his or her Options until the Optionee has exercised those Options and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following an Optionee’s death, and during an Optionee’s lifetime, his or her Options may only be exercised by the Optionee.
     In the event of any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or any other similar event resulting in an increase or decrease in the number of issued shares of our common stock, appropriate adjustments will be made to the number of shares of common stock and the exercise price per share in effect under each Option.
     Our Board of Directors may amend or modify the Options, but any amendment or modification that would adversely affect the rights of the Optionee will require the consent of the Optionee.
TAX CONSIDERATIONS FOR OPTIONEES
     Each Option will be taxable as a non-statutory stock option for U.S. federal income tax purposes. Accordingly, upon the exercise of an Option, the Optionee will recognize ordinary taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the $45.87 exercise price paid for those shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Optionee with respect to the exercised Option. The deduction will generally be allowed for Clorox’s taxable year in which such ordinary income is recognized by the Optionee.
     The subsequent sale of the shares acquired upon the exercise of an Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) $45.87 exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the Option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are not sold until more than one (1) year after the date the Option is exercised for those shares.
     The foregoing discussion is not a complete description of the federal income tax aspects of the exercise of an Option under the 1996 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state, local or foreign taxes that may be applicable to any exercise of an Option. Optionees who are residents of or are employed

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in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.
LEGAL MATTERS
     The validity of the securities being offered will be passed upon for us by the General Counsel of the Company.
EXPERTS
     The consolidated financial statements of The Clorox Company as of June 30, 2006 and 2005, and for each of the years in the three-year period ended June 30, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006, have been included in the registration statement in reliance on the reports of Ernst & Young LLP, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents, which we have filed with the Securities and Exchange Commission (the “SEC”), are incorporated by reference into this prospectus:
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, filed on August 25, 2006 (SEC File No. 1-07151);
     (b) The Company’s Current Reports on Form 8-K, filed on July 24, 2006, September 6, 2007 (as amended on September 7, 2006), September 25, 2006 and October 4, 2006 (SEC File No. 1-07151); and
     (c) The Registrant’s Registration Statement on Form 8-A/A, filed on February 2, 2006 (SEC File No. 1-07151).
     All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information we furnish, rather than file, with the SEC pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be made to The Clorox Company, Attention: Secretary; 1221 Broadway; Oakland, CA 94612-1888.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports and other information with the SEC. You can read and copy these reports and other information, including the documents incorporated by reference, at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 (please call 1-800-SEC-0330 for further information about the operation of the public reference room). Such documents, reports and information are also available on the SEC’s website at http://www.sec.gov.

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     We also provide information to the New York Stock Exchange because our common stock is traded on the New York Stock Exchange. You may obtain our reports and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance
     The Company will incur and pay the following costs of this registration. All amounts other than the SEC registration fee are estimated.

SEC Registration Fee	$173
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$4,000
Miscellaneous	$200

Total	$9,373

Item 15. Indemnification of Directors and Officers.
     Under Section 145 of the Delaware General Corporation Law (8 Delaware Code §145), the Company has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. In addition, the Company’s Restated Certificate of Incorporation provides for indemnification of its directors and officers.
     Article Eight of the Company’s Restated Certificate of Incorporation provides that anyone who is or was a director or officer of the Company shall be indemnified and held harmless to the fullest extent authorized by the Delaware General Corporation Law. This includes indemnity against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement).
     Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws, or state or federal environmental laws.
     Article Nine of the Company’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (relating to certain unlawful payments of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper benefit.
     Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceeding, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.
     In addition, the Company has entered into various agreements whereby it has agreed to indemnify its officers and directors for specific liabilities that they may incur in such capacities, including any liability that may arise in the management of the Company’s employee benefit plans. In addition, the Company has entered into change of control agreements with certain of its officers pursuant to which, among other things, it has agreed to make an additional payment to the officer in respect of any tax imposed on the officer under Section 4999 of the Internal Revenue Code of 1986, as amended (which deals with certain payments contingent on a change in control).

Item 16. Exhibits.
     The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit
Number	Description of Exhibit
4.1	Restated Certificate of Incorporation (filed as Exhibit 3(iii) to the Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, incorporated herein by reference).

4.2	Bylaws (amended and restated) of the Company (filed as Exhibit 3.1 to the Current Report on Form 8-K filed September 25, 2006, incorporated herein by reference).

5.1	Opinion of General Counsel of the Company.

10.1	The Clorox Company 1996 Stock Incentive Plan, which was adopted by the stockholders at the Company’s annual meeting of stockholders on November 28, 2001, amended and restated as of September 15, 2004 (filed as Exhibit 10-4 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 incorporated herein by reference).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of General Counsel of the Company (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     Provided, however, that:
          (A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-closing effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
          (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relaying on Rule 430B:
          (A) Each prospectus field by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior t such effective date; or
          (ii) If the registrant is subject to Rule 430(C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, The Clorox Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on the 12th day of October, 2006.

THE CLOROX COMPANY

By:	/s/ Donald R. Knauss

Donald R. Knauss
Chairman and Chief Executive Officer
POWER OF ATTORNEY
     The undersigned do hereby constitute and appoint Donald R. Knauss, Laura Stein, and Daniel J. Heinrich, or any of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of October, 2006.

Signature	Title

/s/ Donald R. Knauss
D. R. Knauss	Chairman and Chief Executive Officer

/s/ Daniel J. Heinrich
D. J. Heinrich	Senior Vice President – Chief Financial Officer (Principal Financial Officer)

/s/ Thomas D. Johnson
T. D. Johnson	Vice President – Controller (Principal Accounting Officer)

/s/ Gary G. Michael
G. G. Michael	Presiding Director

/s/ Daniel Boggan, Jr.
D. Boggin, Jr.	Director

/s/ Tully M. Friedman
T. M. Friedman	Director

/s/ George J. Harad
G. J. Harad	Director

Signature	Title

/s/ Robert W. Matschullat
R. W. Matschullat	Director

/s/ Jan L. Murley
J. L. Murley	Director

/s/ Lary R. Scott
L. R. Scott	Director

/s/ Michael E. Shannon
M. E. Shannon	Director

/s/ Pamela Thomas-Graham
P. Thomas-Graham	Director

/s/ Carolyn M. Ticknor
C. M. Ticknor	Director

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
5.1	Opinion of General Counsel of the Company.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of General Counsel of the Company (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).